UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ATMEL CORPORATION

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Atmel Corporation issued the following press release on the evening of May 8, 2007.

NEWS RELEASE

PROXY GOVERNANCE RECOMMENDS ATMEL SHAREHOLDERS VOTE AGAINST
PERLEGOS PROPOSAL
Second Major Proxy Advisory Firm to Support Atmel’s Board and
New Management Team
SAN JOSE, CA, May 8, 2007 . . . Atmel® Corporation (NASDAQ: ATML) today announced that PROXY Governance, Inc., a leading independent proxy advisory firm, recommends that Atmel shareholders vote AGAINST George Perlegos’s proposal to remove Atmel’s directors at the special meeting of shareholders on May 18, 2007. As previously announced on May 7, 2007, Institutional Shareholder Services (ISS) has also recommended that Atmel shareholders vote AGAINST the Perlegos proposal.
In its May 8, 2007 report, PROXY Governance stated*:
•	“we do not believe it is appropriate for Perlegos to have any influence over the board’s or management’s actions going forward (as he presumably would if his slate were elected)”

•	“we are not convinced that Perlegos, who was found to have been knowingly involved in stock option backdating and to have misused corporate funds for personal gain, should be given a second chance”

•	“We also recognize that the company has experienced positive returns under the leadership of a new management team, headed by Laub, and we are influenced by the fact that equity analysts support the efforts of the new management team”

•	“We recognize that the company intends to seek out new independent directors following, and depending on the outcome of, the proxy contest”
“We are pleased that yet another leading proxy advisory firm has voiced its support of Atmel’s Board and new management team, and the actions we are taking to unlock shareholder value. We remain committed to implementing additional strategic and operational actions throughout 2007, including improving, restructuring and/or exiting businesses that don’t meet our financial targets, returning excess capital to shareholders, and further enhancing corporate governance with the addition of new, independent directors,” said Steven Laub, Atmel’s President and Chief Executive Officer.

*	Permission to use quote neither sought nor granted.

“As the special meeting is less than two weeks away, we urge all shareholders to vote promptly on the WHITE card to reject Mr. Perlegos’s attempt to regain control of the Company,” continued Laub.
To support Atmel’s Board of Directors and new management team, shareholders should vote AGAINST the Perlegos proposal and sign, date and return the Company’s WHITE proxy card today, or by using the instructions on the WHITE proxy card to submit their vote by telephone or Internet.
If shareholders have any questions about how to vote their WHITE proxy, they should contact the firm assisting Atmel in the solicitation of proxies: Innisfree M&A incorporated toll-free at (877) 456-3488.

Investor Contact	Media Contact
Robert Pursel	Jennifer Schaefer / Mike Cuneo
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449
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